Exhibit 32.2


                           SECTION 1350 CERTIFICATION

           Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of P-Com, Inc. (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: March 23, 2005            By: /s/ Daniel W. Rumsey
                                    ----------------------------
                                    Daniel W. Rumsey
                                    Principal Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.